                                                                    EXHIBIT 10.1

                      NEXTBAND INTERESTS PURCHASE AGREEMENT

     This NEXTBAND Interests Purchase Agreement (this "Agreement") is made and entered into as of March 31, 1999 between Nextel Spectrum Acquisition Corp., a Delaware corporation ("NSAC") and NEXTLINK Communications, Inc., a Delaware corporation ("Purchaser").

W I T N E S S E T H:

     WHEREAS, NSAC wishes to sell, and Purchaser wishes to purchase, subject to the terms and conditions set forth herein, NSAC's interests in NEXTBAND Communications, L.L.C.;

     WHEREAS, the NSAC and Purchaser intend to enter into a Registration Rights Agreement in the form attached hereto as Exhibit A (the "Registration Rights Agreement", and together with this Agreement, the "Agreements"); and

     WHEREAS, NSAC and Purchaser desire to make certain agreements in connection with the transactions contemplated hereby.

     NOW,   THEREFORE,   in   consideration   of   the   premises   and  of  the
representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I.

                         PURCHASE AND SALE OF INTERESTS

     1.1. AUTHORIZATION OF SALE. NSAC has authorized the sale to Purchaser, and Purchaser has authorized the purchase from NSAC, of all of NSAC's membership interest (the "Interests") in NEXTBAND Communications, L.L.C, a Washington limited liability company ("NEXTBAND"), which constitute 50% of the outstanding membership interests.

     1.2. PURCHASE AND SALE OF INTERESTS. Subject to the terms and conditions set forth in this Agreement and in reliance upon NSAC's and Purchaser's representations set forth below, on the Closing Date (as defined below) NSAC shall sell to Purchaser, and Purchaser shall purchase from NSAC, the Interests for (i) $68,850,000 in cash plus an amount equal to 25% of the net proceeds (the "25% Offering Proceeds"), if any, received by Purchaser in the initial underwritten offering conducted pursuant to the terms of that certain Registration Rights Agreement (the "WNP RRA") between Purchaser and certain stockholders of WNP Communications, Inc., dated January 14, 1999 (the "WNP Initial Offering") (the "Monetary Purchase Price") plus (ii) an additional $68,850,000 less the 25% Offering Proceeds, if any, to be payable, at Purchaser's election, either in (A) cash, (B) shares of Purchaser's Class A Common Stock, par value $.02 per share ("Purchaser Common Stock") or (C) any combination of cash and shares of Purchaser Common Stock (the "Remaining Purchase Price"). Such sale and purchase shall be effected on the Closing Date by NSAC executing and delivering to Purchaser an Assignment of Interests in the form attached hereto as Exhibit B against payment or delivery as appropriate, by Purchaser to NSAC of the Monetary Purchase Price and the Remaining Purchase Price. Purchaser shall pay the Monetary Purchase Price and such portion of the Remaining Purchase Price that Purchaser elects to pay in cash by wire transfer of immediately available funds to such account as NSAC shall designate, with such designation to occur not less than three (3) Business Days prior to the Closing Date. Purchaser shall deliver shares of Purchaser Common Stock to NSAC having a value (determined as provided in the next sentence) equal to the balance, if any, of the Remaining Purchase Price not paid in cash. Each share of Purchaser Common Stock so delivered shall be deemed to have a value equal to its Volume-Weighted Average Trading Price (as defined below) for the twenty trading days preceding (but not including) the Closing Date hereunder (with appropriate adjustments for any stock splits, stock dividends or the like that may occur during such period).

     1.3. CLOSING. The closing of the purchase and sale of the Interests (the "Closing") shall be scheduled for a date no later than the fifth Business Day following the date on which all the conditions contained in Sections 5.1, 5.2(d) and 5.3(e) shall have been satisfied or waived. The date on which the Closing occurs is herein referred to as the "Closing Date" On the day prior to the Closing Date, unless Purchaser has delivered to NSAC an irrevocable written election to pay the entire Remaining Purchase Price in cash, Purchaser and NSAC shall execute the Registration Rights Agreement. If on the Closing Date any other condition to the Closing has not been satisfied or waived by the party or parties entitled to the benefit of the same, any party (other than a party whose failure to perform its obligations under this Agreement is responsible for the failure of such conditions) shall have the right to terminate this Agreement.

     1.4. DEFINITION. "Volume-Weighted Average Trading Price" means, for any period, (i) the average of the daily prices for each trading day during such period, with each daily price computed as the product of (x) the sale price times (y) the number of shares of Purchaser Common Stock sold at such price, divided by (ii) the total number of shares of Purchaser Common Stock so traded during such trading day, all as reported by Bloomberg, L.P.



                                   ARTICLE II.

                     REPRESENTATIONS AND WARRANTIES OF NSAC

     NSAC represents and warrants to Purchaser as follows:

     2.1. ORGANIZATION AND GOOD STANDING. NSAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. NSAC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure so to be duly qualified or licensed and in good standing would not be reasonably likely to have a material adverse effect on (i) the business, assets, condition (financial or other), prospects or results of operations of NEXTBAND or (ii) the Interests (an "NSAC Material Adverse Effect"). NSAC has heretofore made available to Purchaser accurate and complete copies of the Certificate of Incorporation and Bylaws, as currently in effect, of NSAC. Unrestricted Subsidiary Funding Company, a Delaware corporation and a wholly-owned subsidiary of Nextel Communications, Inc., is the sole stockholder of NSAC.

     2.2. AUTHORIZATION; BINDING AGREEMENT. NSAC has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the due authorization and approval for sale of the Interests to Purchaser. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of NSAC, and no other corporate proceedings on the part of NSAC are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by NSAC and constitutes the legal, valid and binding agreement of NSAC enforceable against NASC in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies ("Enforceability Exceptions").

     2.3. GOVERNMENTAL APPROVALS. To the best of NSAC's knowledge, no consent, approval, waiver or authorization of, Consent"), any government, any political subdivision, any governmental or regulatory authority, agency, department, board, commission, administration or instrumentality or any court, tribunal, arbitrator or self-regulatory organization ("Governmental Authority") on the part of NSAC is required in connection with the execution or delivery by NSAC of this Agreement or the consummation by NSAC of the transactions contemplated hereby other than (i) FCC approval of the LMDS license transfer application contemplated hereby and (ii) expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act").

     2.4. NO VIOLATIONS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by NSAC with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of its Certificate of Incorporation or Bylaws or other governing instruments, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or permit the acceleration of rights under or termination of, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other material agreement of NSAC, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of NSAC's assets or (iv) subject to obtaining the consents from Governmental Authorities referred to in Section 2.3 hereof, contravene any Law to which NSAC or any of its assets or properties are subject, except in the case of clauses (ii), (iii) and (iv), above, for any deviations from the foregoing which would not be reasonably likely to have an NSAC Material Adverse Effect.

     2.5. CONDUCT OF NSAC. NSAC has taken no actions which (i) to its knowledge, have adversely affected or (ii) reasonably could be expected to adversely affect NEXTBAND, the LMDS licenses owned by NEXTBAND, or the Interests. NSAC owns and will convey valid title to the Interests free and clear of all liens and rights of others (excluding those of or arising under or through any other member of NEXTBAND) and has not, in its capacity as a member of NEXTBAND, caused NEXTBAND to enter into any binding agreements or arrangements with third parties without the knowledge of the Purchaser.

     2.6. LITIGATION. There is no suit, action or proceeding pending or, to NSAC's knowledge, threatened against NSAC, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority outstanding against NSAC.

     2.7. FINDERS AND INVESTMENT BANKERS. Neither NSAC nor any of its officers or directors has employed any broker or finder or otherwise incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby for which the Purchaser or any of its stockholders would be liable.

                                  ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     3.1. ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure so to be duly qualified or licensed and in good standing would not be reasonably likely to have a material adverse effect on the business, assets, condition (financial or other), prospects or results of operations of Purchaser and its subsidiaries taken as a whole (a "Purchaser Material Adverse Effect"). Purchaser has heretofore made available to NSAC accurate and complete copies of the Certificate of Incorporation and Bylaws, as currently in effect, of Purchaser.

     3.2. AUTHORIZATION; BINDING AGREEMENT. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the due authorization and approval for issuance of Purchaser Common Stock issuable at the Closing, if any. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the purchase of the Interests, have been duly and validly authorized by the Board of Directors of Purchaser and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legal, valid and binding agreements of Purchaser, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

     3.3. GOVERNMENTAL APPROVALS. No Consent from or with any Governmental Authority on the part of Purchaser is required in connection with the execution or delivery by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated hereby other than as set forth in Section 2.3. Purchaser or a wholly-owned subsidiary of Purchaser holds a 50% membership interest in NEXTBAND and Purchaser has no reason to believe that it is not qualified to hold the Interests. Purchaser (i) is not a foreign person or under the control of a foreign person, (ii) is not, is not controlled by and does not control any incumbent local exchange carrier, and (iii) is not, is not controlled by and does not control any CATV system in any market covered by the LMDS Licenses (as all such terms are used in the Communications Act of 1996 and the LMDS Rules) and as of the date hereof is not aware of any reason why it is not qualified to hold the Interests under the LMDS Rules.

     3.4. NO VIOLATIONS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Purchaser with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws or other governing instruments of Purchaser, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or permit the acceleration of rights under or termination of, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other material agreement of Purchaser, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Purchaser or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 2.3 hereof, contravene any Law to which Purchaser or any of its assets or properties are subject, except, in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which would not be reasonably likely to have a Purchaser Material Adverse Effect.

     3.5. SECURITIES FILINGS. Purchaser has made available to NSAC true and complete copies of (i) its Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the SEC, together with all Exhibits and
Schedules thereto, (ii) its proxy statement relating to the meeting of its stockholders held on May 20, 1998, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current
Reports on Form 8-K, as amended) filed by Purchaser with the SEC since January 1, 1998, together with all Exhibits and Schedules thereto. The reports and statements specified in clauses (i) through (iii) above are referred to collectively herein as the "Purchaser Securities Filings" As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the Purchaser Securities Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.6. PURCHASER FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited interim financial statements of Purchaser included in the Purchaser Securities Filings (the "Purchaser Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present fairly, in all material respects, the financial position of Purchaser and its subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     3.7. CAPITALIZATION. As of the date hereof, the authorized capital stock of Purchaser consists of 110,334,000 shares of Purchaser Common Stock, 44,133,600 shares of Class B Common Stock, par value $.02 per share and 25,000,000 shares of preferred stock, par value $.01 per share ("Purchaser Preferred Stock"). As of December 31, 1998, (a) 24,154,938 shares of Purchaser Common Stock were issued and outstanding, (b) 30,523,242 shares of Class B Common Stock were issued and outstanding, (c) 11,254,623 shares of Purchaser Preferred Stock were issued and outstanding and (d) no shares of Purchaser Common Stock were issued and held in the treasury of Purchaser. As of the date hereof, no other capital stock of Purchaser is authorized or issued. All issued and outstanding shares of Purchaser Common Stock are duly authorized, validly issued, fully paid and non-assessable.

     3.8. VALID ISSUANCE. Purchaser Common Stock, if and when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     3.9. FINDERS AND INVESTMENT BANKERS. None of Purchaser or any of its officers or directors has employed any broker or finder or otherwise incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby to which NSAC or any of its stockholders would be liable.

     3.10. EXISTING REGISTRATION RIGHTS. Exhibit 3.10 attached hereto sets forth a list of all agreements in effect on the date hereof pursuant to which Purchaser has granted registration rights with respect to any of its equity securities, together with a designation of the number and type of securities covered thereby. Purchaser has delivered to NSAC true and correct copies of all provisions of such agreements relating to such rights.


                                   ARTICLE IV.

                              ADDITIONAL COVENANTS

     4.1. FURTHER ASSURANCES. Each of the parties shall, from time to time, whether before or after the Closing, execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

     4.2. PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, neither party will issue any press release or make any other announcement with respect to the transactions contemplated in this Agreement, other than disclosures required by law to be made in any report, statement or registration statement filed by a party or its affiliates with the SEC. Without limiting the generality of the foregoing, no press release or other voluntary announcement shall be made unless the content and wording of same has been approved in advance and in writing by both parties.

     4.3. AGREEMENTS PRIOR TO CLOSING. NSAC and the Purchaser each agree (i) to conduct its affairs in respect of NEXTBAND in the ordinary course, (ii) to take no action that would result in the incurrence of any liability by NEXTBAND, and
(iii) to take no action that would have any material adverse effect on the assets of NEXTBAND or the ability of either of them to consummate the transactions contemplated hereby. During the period from the date of this Agreement to the Closing Date, (i) NSAC will use its reasonable best efforts to preserve the Interests and the LMDS Licenses intact, free and clear of all restrictions and encumbrances created by or through NSAC and (ii) each of NSAC and the Purchaser will not sell, lease, license, mortgage or otherwise encumber or subject to any lien the Interests or the LMDS Licenses.

     4.4. NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the other if any of the following occur after the date of this Agreement:
(i) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, provided that such Consent would have been required to have been disclosed in this Agreement;
(ii) receipt of any material notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; or
(iii) the commencement of any litigation involving or affecting NEXTBAND or the notifying party or any of its subsidiaries, or any of its properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of such notifying party or any of its subsidiaries which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the transactions contemplated hereby. In addition, Purchaser shall give prompt written notice to NSAC of the occurrence of any event which would be reasonably likely to have a Purchaser Material Adverse Effect and NSAC shall give prompt written notice to Purchaser of the occurrence of any event which would be reasonably likely to have a NSAC Material Adverse Effect.

     4.5. REASONABLE BEST EFFORTS. Subject to the terms and conditions herein provided, Purchaser and NSAC agree to use all reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, but not limited to:

     (a) making all necessary applications and/or filings with the FCC as soon as practicable but in no event later than 7 days from the date hereof, and thereafter obtaining FCC approval of the license assignment contemplated hereby and any other Consents from Governmental Authorities and other third parties required for the consummation of the transactions contemplated hereby; and

     (b) making all necessary filings under the H-S-R Act within 30 days of the date hereof.

Upon the terms and subject to the conditions hereof, each of Purchaser and NSAC shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein, provided that nothing contained in this Agreement shall be construed to require Purchaser or NSAC to accept any term or condition or restriction required or imposed by any Government Authority in connection with the governmental approvals being sought for the transactions contemplated hereby, except for any terms, conditions or restrictions that are of an administrative or ministerial nature. In addition, each of Purchaser and NSAC will notify the other promptly upon the receipt of any comments from any government officials and of any request by government officials for amendments or supplements to any regulatory filing or for additional information and will promptly supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the government officials, on the other hand, with respect to the regulatory filing. Purchaser will not take any action that would cause the last sentence of Section 3.3 to be untrue at any time prior to the Closing, unless such action would not (i) result in an adverse effect on Purchaser's qualifications to be a holder of the LMDS Licenses or (ii) otherwise adversely affect the consummation of the transactions contemplated hereby.

                                   ARTICLE V.

                              CONDITIONS TO CLOSING

     5.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the Closing shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

     (a) NO INJUNCTION OR ACTION. No order, statute, rule, regulation, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority which prohibits or prevents the consummation of the transactions contemplated hereby which has not been vacated, dismissed or withdrawn prior to the Closing Date. Purchaser and NSAC shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Closing Date.

     (b) H-S-R ACT. Any waiting period (and any extension thereof) under the H-S-R Act applicable to the transactions contemplated by the Agreements shall have expired or been terminated.

     (c) FCC APPROVAL. The FCC shall have issued an order (the "FCC Order") approving the transfer of control of the Interests contemplated by this Agreement, such approval shall be in full force and effect and shall have become Final (as hereinafter defined). The FCC Order shall have become Final when it has been issued by the FCC, when the time for filing any protest, request for stay, petition or request for reconsideration, petition for rehearing or appeal or review thereof (or of any subsequent decision by any court or governmental entity) by or to the FCC or any court or governmental entity having jurisdiction thereof or the over the premises, or for the FCC to review or reconsider such Order on its own motion, shall have expired, and when no protest, request for stay, petition or request for reconsideration, petition for rehearing or appeal or review of such Order is pending.

     (d) CONSUMMATION OF WNP INITIAL OFFERING. The Closing shall not be effected before the earlier of (i) the date on which the WNP Initial Offering is consummated and (ii) July 1, 1999, provided, however, that (A) upon receipt by NSAC of written notice from Purchaser stating that in the judgment of Purchaser the WNP Initial Offering is not likely to occur on or before July 1, 1999, this condition shall no longer be applicable and (B) if the WNP Initial Offering has not been consummated by June 30, 1999, the Closing shall occur on July 1, 1999 (or such later date on which all other conditions to Closing are satisfied).

     5.2. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to purchase and pay for the Interests on the Closing Date shall be subject to the fulfillment prior thereto of the following additional conditions, any one or more of which may be waived by Purchaser:

     (a) PERFORMANCE BY NSAC. NSAC shall have performed and complied with all the covenants and agreements and satisfied all the conditions required by this Agreement to be performed or complied with or satisfied by it at or prior to the Closing Date, except for such failures to perform as have not had or would not, individually or in the aggregate, have a material adverse affect on NEXTBAND or materially adversely affect the transactions contemplated hereby.

     (b) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of NSAC contained herein shall be true and correct when made and shall be true and correct as of the Closing Date as though made on and as of the Closing Date except to the extent that any such representation and warranty had by its terms been made as of the date hereof or another specific date, in which case such representation and warranty shall have been true and correct as of the date hereof or such specific date, as the case may be), except, in all instances, where the failure to be so true and correct shall not result, individually or in the aggregate, in a NSAC Material Adverse Effect; and Purchaser shall have received a certificate signed on behalf of NSAC by an authorized officer of NSAC to that effect.

     (c) CERTIFICATES AND OTHER DELIVERIES. NSAC shall have delivered, or caused to be delivered, to Purchaser (i) a certificate executed on its behalf by an authorized officer of NSAC to the effect that the conditions set forth in
Section 5.2(a) have been satisfied; and (ii) duly adopted resolutions of the Board of Directors of NSAC approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by its Secretary.

     (d) NO CONDITIONS. No Governmental Authority having jurisdiction over the approval of the transactions contemplated hereby shall have imposed or required any condition to such approval, except for any conditions that are of an administrative or ministerial nature, except for conditions resulting from any action taken by Purchaser or Eagle River Investments L.L.C. or their respective controlled or controlling affiliates.

     (e) No Material Adverse Change. There shall not have occurred after the date hereof any event that has had or would reasonably be expected to have a NSAC Material Adverse Effect (other than by reason of any action or inaction by Purchaser or any of its controlled or controlling affiliates).

     5.3. CONDITIONS TO OBLIGATIONS OF NSAC. The obligations of NSAC to sell the Interests on the Closing Date shall be subject to the fulfillment prior thereto of the following additional conditions, any one or more of which may be waived by NSAC:

     (a) PERFORMANCE BY PURCHASER. Purchaser shall have performed and complied with all the covenants and agreements and satisfied all the conditions required by this Agreement to be performed or complied with or satisfied by Purchaser at or prior to the Closing Date, except for such failures to perform as have not had or would not, individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby.

     (b) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in Sections 3.1 through 3.4 and in Section 3.9 and if, but only if, Purchaser shall not have delivered to NSAC an irrevocable written election to pay the entire Remaining Purchase Price in cash, in the remaining Sections of Article III (without giving effect to any materiality or knowledge qualifications contained therein) shall be true and correct when made and shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty had by its terms been made as of the date hereof or another specific date, in which case such representation and warranty shall have been true and correct as of the date hereof or such specific date, as the case may be, except, in all instances other than Section 3.8, where the failure to be so true and correct shall not result, individually or in the aggregate, in a Purchaser Material Adverse Effect; and NSAC shall have received a certificate signed on behalf of Purchaser by an authorized officer of Purchaser to such effect.

     (c) CERTIFICATES, LEGAL OPINIONS AND OTHER DELIVERIES. Purchaser shall have delivered, or caused to be delivered, to NSAC (i) a certificate executed on its behalf by an authorized officer of Purchaser to the effect that the conditions set forth in Section 5.3(a) have have been satisfied; (ii) duly adopted resolutions of the Board of Directors of Purchaser approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, each certified by its Secretary; and (iii) if shares of Purchaser Common Stock are to be delivered to NSAC at the Closing, an opinion of counsel to Purchaser, dated the Closing Date, in form and substance reasonably acceptable to NSAC, as to the matters covered by the first sentence of Section 3.1, Section 3.2, the first sentence of Section 3.3,
Section 3.4 and Section 3.8.

     (d) REGISTRATION RIGHTS AGREEMENT. If shares of Purchaser Common Stock are to be delivered to NSAC at the Closing, Purchaser shall have executed and delivered to NSAC a Registration Rights Agreement in the form attached hereto as Exhibit A.

     (e) NO CONDITIONS. No Governmental Authority having jurisdiction over the approval of the transactions contemplated hereby shall have imposed or required any condition to such approval that materially and adversely affects NSAC or, if shares of Purchaser Common Stock are to be delivered to NSAC at the Closing, the value of Purchaser Common Stock, except for any conditions that are of an administrative or ministerial nature or are fully compensated by an assumption of cost by Purchaser, and except for conditions resulting from any action taken by NSAC or any of its controlling or controlled affiliates.

     (f) NO MATERIAL ADVERSE CHANGE. If shares of Purchaser Common Stock are to be delivered to NSAC at the Closing, no event shall have occurred on any date during the period beginning at the commencement of the twenty trading day period referred to in Section 1.2 and ending on the day before the Closing Date (whether or not a Purchaser Blackout has occurred) that has had a Purchaser Material Adverse Effect.

     (g) EAGLE RIVER WAIVER OF PIGGYBACK RIGHTS. Eagle River Investments L.L.C.'s waiver of its piggyback registration rights and holdback agreement in connection with the Initial Offering (as that term is defined in the WNP RRA) shall remain in full force and effect and such waiver shall have been amended and supplemented to apply in connection with the initial demand registration requested by NSAC pursuant to the NSAC Registration Rights Agreement.

                                   ARTICLE VI.

                        INDEMNIFICATION AND REIMBUREMENT

     6.1. INDEMNIFICATION BY THE PARTIES.

     (a) In order to induce each of the parties to enter into this Agreement and to consummate the transactions contemplated hereby, each of NSAC and the Purchaser (each, in its capacity as indemnitor hereunder, the "Indemnifying Party") shall, subject to the further provisions of this Article VI, indemnify the other party and, without duplication, its stockholders, directors, officers and employees (collectively, the "Indemnified Parties") and shall hold the Indemnified Parties harmless against and with respect to any "Loss" which for purposes of this Agreement shall include any and all actual liabilities, costs, losses, damages and expenses (whether or not arising out of third party claims), including without limitation reasonable attorneys' fees (after giving effect to any offsetting benefit actually received or receivable), incurred by the Indemnified Parties and arising out of or resulting from:

          (i) any misrepresentation or breach of warranty by the Indemnifying Party of any of its representations or warranties set forth in the Agreements or any Exhibit thereto; and

          (ii) any breach or nonfulfillment by the Indemnifying Party of any of its covenants, agreements or other obligations set forth in the Agreements or any Annex, Schedule or Exhibit thereto.

     (b) Entitlement to indemnification pursuant to this Section 6.1 shall be conditioned upon claims in respect thereof being submitted in writing with detailed specification showing the basis of such claim, including the provision of this Agreement breached, and a reasonably detailed calculation of the amount of such claim, if at all, by the relevant Indemnified Parties to the relevant Indemnifying Party no later than twelve (12) months after the Closing Date.

     (c) Notwithstanding anything to the contrary in this Section 6.1, the right to indemnity in respect of matters provided for in paragraphs (a)(i) and (ii) of this Section 6.1 shall not be barred on the basis that the amount of the claim has not been ascertained, liquidated or reduced to final judgment on or before the expiration of the aforesaid period, provided that such claim is identified in writing with detailed specification showing the basis of such claim, including the provision of this Agreement breached, and a reasonable estimate of the amount of such claim.

     (d) The remedies provided in this Article VI and in Section 7.12 shall be the relevant Indemnified Parties' sole remedies hereunder for breach of this Agreement, except in the case of fraud.

     6.2. Claims for Reimbursement. In the event that any Indemnified Party suffers any Loss (as hereinabove defined) with respect to any liability or claim to which the foregoing indemnities relate, such Person shall give the relevant Indemnifying Party prompt written notice of the nature and amount of such Loss and the Indemnified Party's claim for reimbursement therefor and if such Loss is with respect to a third party claim, accompanied by a copy of the written notice from the third party claimant. The Indemnified Party shall have 30 days from the date of said notice to investigate and dispute the nature, validity or amount of any such claim. During said 30-day period, representatives of one law firm and one accounting firm designated by the relevant Indemnified Party shall have reasonable access, during normal business hours, to the books and records of the Indemnified Party for the purpose of such investigation. In the event that the relevant Indemnifying Party disputes the nature, validity or amount of said claim, such relevant Indemnifying Party shall give the Indemnified Party written notice of such dispute within said 30-day period, and the parties shall attempt in good faith to resolve such dispute. If such dispute is not resolved within 10 days following receipt of said notice of dispute by the Indemnified Party, the provisions of Section 6.5 hereof shall apply to such dispute.

     In the absence of a dispute, the relevant Indemnifying Party shall promptly (but not later than the expiration of said 30-day period) reimburse the Indemnifying Party for such Loss. In the event that the relevant Indemnified Party disputes only the amount of the claim, the relevant Indemnifying Party shall, concurrently with the delivery of its notice of dispute, pay to the Indemnified Party the undisputed portion of such claim and the provisions of Section 6.5 hereof shall apply to the disputed portion of such claim.

     All payments by the Purchaser under this Article VI shall be in cash. All payments by NSAC hereunder may, at NSAC's discretion, be paid either in cash or in shares of Purchaser Common Stock, to the extent NSAC received such shares of Purchaser Common Stock at the Closing hereunder. If NSAC wishes to satisfy all or any portion of an acknowledged liability hereunder in shares of Purchaser Common Stock, such shares shall be valued at their Volume-Weighted Average Trading Price for the twenty trading day period ending on the date prior to the Closing Date hereunder.

     6.3. LIMITATIONS ON INDEMNIFICATION. (a) Notwithstanding anything to the contrary in this Article VI, no Indemnifying Party will be obligated to make any payment in connection with its indemnity obligation under this Article VI until Losses suffered or incurred by any one or more Indemnified Parties to whom that Indemnifying Party has an indemnity obligation under this Article VI exceed, in the aggregate, $50,000. But once such Losses exceed $50,000, then such
Indemnified Parties will be entitled to recover all Losses from that Indemnifying Party up to a maximum account of $137,700,000 (including the value of shares of Purchaser Common Stock as calculated above, in the event such shares are used by NSAC as permitted above to pay any indemnification obligation hereunder).

     6.4. DEFENSE OF THIRD-PARTY CLAIMS. If any lawsuit or enforcement action is filed, or claim asserted against an Indemnified Party by a third party and the Indemnified Party is entitled to indemnification pursuant to this Agreement, written notice thereof shall be given to the relevant Indemnifying Party as promptly as practicable (and in any event no later than 30 days after the service of the citation or summons or receipt of other written notice of such claim); the failure of any Indemnified Party to give timely notice shall limit the rights to indemnification hereunder only if and to the extent that (i) such failure to give timely notice materially affects the ability or right of the relevant Indemnifying Party to participate in the defense of such lawsuit or enforcement action or claim, (ii) actual notice is not given to the relevant Indemnifying Party within a reasonable time, or (iii) to the extent that such failure to give timely notice causes the relevant Indemnifying Party to incur additional expense with respect to such lawsuit or enforcement action, the Indemnified Party fails to promptly reimburse the relevant Indemnifying Party for such additional expense.

     The relevant Indemnifying Party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit, action or claim, and to employ and engage attorneys of its own choice to handle and defend the same, at the relevant Indemnifying Party's cost, risk and expense; and such Indemnified Party shall cooperate in all reasonable respects, at its cost, risk and expense, with the relevant Indemnifying Party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost, participate in (but not control) such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.

     If the relevant Indemnifying Party does not elect to take control of the defense and investigation of said lawsuit or action, then the Indemnified Party shall remain in control thereof in such manner as it deems appropriate.

     Neither party shall enter into any settlement, adjustment or compromise of any lawsuit or action without the prior written consent of the other party which consent will not be unreasonably withheld.

     6.5. RESOLUTION OF DISPUTES.

     (a) In the event of any dispute between Purchaser and NSAC over any claim for reimbursement with respect to any matter to which the foregoing indemnities relate, such dispute will be finally determined by the Accounting Firm (as defined below) in the manner set forth in Section 6.5(b), and any Loss so determined will be promptly reimbursed to the appropriate Indemnified Parties by the appropriate Indemnifying Party.

     (b) Any dispute pursuant to Section 6.5(a) will be resolved by a member of the Washington, D.C. office of an accounting firm jointly selected by NSAC and Purchaser (the "Accounting Firm"). The Accounting Firm shall be instructed to use all reasonable efforts to resolve such disputes within thirty (30) days. The resolution of disputes by the Accounting Firm so selected will be set forth in writing and will be conclusive and binding upon all parties to such dispute and the amount of the reimbursement payable as so resolved will become final and binding upon the date of such resolution. The fees and expenses of the Accounting Firm shall be paid by the unsuccessful party, if all the disputes are resolved against such party, and in other cases shall be pro rated among the parties as the Accounting Firm sees fit based on the relative success of the parties in indicating their respective positions.

                                  ARTICLE VII.

                                  MISCELLANEOUS

     7.1. AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a written agreement among each of the parties hereto.

     7.2. TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

     (a) by the mutual written consent of Purchaser and NSAC; or

     (b) by Purchaser or NSAC if on the Closing Date any condition to the transactions contemplated hereby has not been satisfied or waived by the party or parties entitled to the benefit of the same; provided, however, that the right to terminate this Agreement pursuant to this Section 7.2(b) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of any such other condition to be satisfied; or

     (c) by Purchaser or NSAC if the Closing shall not have occurred on or before January 14, 2000; provided, however, that the right to terminate this Agreement pursuant to this Section 7.2(c) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Closing to occur by such date; or

     (d) by Purchaser or NSAC if any court of competent jurisdiction or other Governmental Authority has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable; or

     (e) by either Purchaser or NSAC upon written notice to the other if the terminating party is not in material breach of its obligations under this Agreement and if the other party or its subsidiary shall have materially breached this Agreement and such breach shall not have been cured in all material respects or waived prior to the earlier to occur of the Closing Date or thirty (30) days following the date the terminating party shall have given the other party written notice of such breach setting forth the nature thereof in reasonable detail.

     7.3. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.2, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, except for the provisions of this Section 7.3, which shall survive any such termination. Nothing contained in this Section
7.3 shall relieve any party from liability for any breach of this Agreement.

     7.4. SURVIVAL. All representations, warranties and covenants in this Agreement or in any certificate delivered pursuant to this Agreement shall be considered to have been relied upon by the Parties and shall survive the Closing.

     7.5. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the third succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)  if to NSAC, to:

                                    Nextel Spectrum Acquisition Corp.
                                    c/o Nextel Communications, Inc.
                                    1505 Farm Credit Drive
                                    McLean, Virginia 22101
                                    Attention:  General Counsel
                                    Fax:  (703) 394-3896

                                    with a copy to:

                                    Jones, Day, Reavis & Pogue
                                    41 S. High Street, Suite 1900
                                    Columbus, Ohio 43215
                                    Attention:  Gregory A. Gorospe, Esq.
                                    Fax:  (614) 461-4198

                                    and

                  (ii)  if to Purchaser, to:

                                    NEXTLINK Communications, Inc.
                                    500 108th Avenue, NE, Suite 2200
                                    Bellevue, Washington 98004
                                    Attention:  R. Bruce Easter, Jr., Esq.
                                    Fax:  (425) 519-8997

                                    with a copy to:

                                    Willkie Farr & Gallagher
                                    787 Seventh Avenue
                                    New York, New York  10019
                                    Attention:  Bruce R. Kraus, Esq.
                                    Fax:  (212) 728-8111


     7.6. BINDING EFFECT; ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other.

     7.7. EXPENSES.

     (a) The parties to this Agreement shall, except as otherwise specifically provided herein, bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, whether or not the transactions are consummated, including, without limitation, all fees and expenses of their respective agents.

     (b) The prevailing party in any legal action undertaken to enforce this Agreement or any provision hereof shall be entitled to recover from the other party the costs and expenses (including attorneys' and expert witness fees) incurred in connection with such action.

     7.8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     7.9.  COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.10. INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity, (ii) unless otherwise specified herein, the term "affiliate," with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person and (iii) the term "subsidiary" of any specified person shall mean any corporation 50 percent or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity 50 percent or more of the total equity interest of which, is directly or indirectly owned by such specified person.

     7.11. ENTIRE AGREEMENT. This Agreement and the documents or instruments referred to herein including, but not limited to, the Exhibits attached hereto, which are incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

     7.12. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

     7.13. THIRD PARTIES. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party; provided, that any Indemnified Party shall be entitled to the rights and benefits accorded to Indemnified Parties pursuant to the terms of Article VI hereof.

     IN WITNESS  WHEREOF,  Purchaser  and NSAC have caused this  Agreement to be
signed  and  delivered  by  their  respective  duly  authorized   officers,   as
applicable, as of the date first above written.

                                           NEXTLINK COMMUNICATIONS, INC.



                                          By: /s/ R. Bruce Easter
                                              ----------------------
                                              Name: R. Bruce Easter, Jr.
                                              Title: Vice President



                                            NEXTEL SPECTRUM ACQUISITION CORP.



                                            By: /s/ Thomas J. Sidman
                                                ------------------------
                                                Name: Thomas J. Sidman
                                                Title: Vice President
                                      -18-